Exhibit 2.2

GP PURCHASE AGREEMENT

by and among

LEGACY RESERVES INC.,

and

LION GP INTERESTS, LLC

and

Solely for Purposes of Section 6.01, Section 8.12, Section 8.16 and Section 8.17,

LEGACY RESERVES GP, LLC

and

LEGACY RESERVES LP

and

Solely for Purposes of Section 5.02, Section 6.01, Section 8.12, Section 8.16 and Section 8.18,

MORIAH PROPERTIES, LTD.,

and Solely for Purposes of Section 5.02, Section 6.01, Section 8.12 and Section 8.16,

BROTHERS PRODUCTION PROPERTIES, LTD., BROTHERS PRODUCTION COMPANY,

INC., BROTHERS OPERATING COMPANY, INC., J&W MCGRAW PROPERTIES, LTD.,

DAB RESOURCES, LTD. and H2K HOLDINGS, LTD.

Dated as of March 23, 2018

i

EXHIBITS

EXHIBIT A – Form of Assignment

EXHIBIT B – Form of LLC Agreement Amendment

EXHIBIT C – Exhibit A to the LLC Agreement

ii

GP PURCHASE AGREEMENT

This GP PURCHASE AGREEMENT (this “Agreement”) is entered into as of March 23, 2018 (the “Effective Date”) by and among Legacy Reserves Inc., a Delaware corporation (the “Company”), Lion GP Interests, LLC, a Delaware limited liability company (the “Seller”); and solely for purposes of Section 8.12, Section 8.16 and Section 8.17, Legacy Reserves LP, a Delaware limited partnership (the “MLP”), and Legacy Reserves GP, LLC, a Delaware liability company (“GP LLC”); and solely for purposes of Section 5.02, Section 8.12, Section 8.16 and Section 8.18, Moriah Properties, Ltd., a Texas limited partnership (“Moriah Properties”); and solely for purposes of Section 5.02, Section 8.12 and Section 8.16, Brothers Production Properties, Ltd., Brothers Production Company, Inc., Brothers Operating Company, Inc., J&W McGraw Properties, Ltd., DAB Resources, Ltd. and H2K Holdings, Ltd. (collectively, the “Other Members”).

WHEREAS, it is contemplated that the MLP, GP LLC, the Company and Legacy Reserves Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), will enter into an Agreement and Plan of Merger (the “Merger Agreement”) by which Merger Sub will merge into the MLP, with the MLP surviving as a subsidiary of the Company (the transactions contemplated by the Merger Agreement, the “Corporate Reorganization”);

WHEREAS, Moriah Properties is a current member of GP LLC and has entered into an agreement (the “MIPA”) with the other current members of GP LLC by which the other current members will sell all of their respective Interests (as defined below) in GP LLC to Moriah Properties, and Moriah Properties has agreed to assign to the Seller its Interests in GP LLC and its right to purchase the Interests in GP LLC under the MIPA (collectively, the “Consolidation”);

WHEREAS, the Consolidation is to occur immediately prior to closing the Corporate Reorganization, and following the Consolidation but before the Corporate Reorganization the Seller will hold all of the Equity Securities of GP LLC;

WHEREAS, the Company desires to purchase, and the Seller desires to sell to the Company, all of the Interests, and in consideration therefor, the Company shall pay to the Seller such amount as further set forth in Section 2.01 on the terms and subject to the provisions of this Agreement (the “GP Interest Sale”); and

WHEREAS, each of this Agreement, the transactions contemplated hereunder and the LLC Agreement Amendment (as defined below) have been approved by the Conflicts Committee (the “Conflicts Committee”) of the board of directors of GP LLC (the “Board”), by a unanimous vote and acting in good faith (which action constitutes “Special Approval” as such term is defined in the MLP Agreement (as defined below)), and by the Board, after receipt of the recommendation of the Conflicts Committee;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” of any Person means any other Person, directly or indirectly, Controlling, Controlled by or under common Control with such particular Person; provided that, solely for purposes of this Agreement, no director or officer of the Partnership Entities, solely in such capacity, shall be deemed to be an Affiliate of any GP LLC Member.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Assignment” means an Assignment in the form attached hereto as Exhibit A, pursuant to which the Seller shall assign and contribute the Interests to the Company at the Closing.

“Board” has the meaning set forth in the recitals of this Agreement.

“Business Day” means a day except a Saturday, a Sunday or other day on which the Commission or banks in the City of Houston or New York are authorized or required by applicable Law to be closed.

“Claim Notice” has the meaning specified in Section 6.02(a),

“Closing” means the consummation of the GP Interest Sale hereunder.

“Closing Date” means the date on which the “Closing” occurs.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01, per share.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Company Indemnitee” has the meaning specified in Section 6.01(a).

“Conflicts Committee” has the meaning set forth in the recitals of this Agreement.

“Contract” means any written contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation.

“Consolidation” has the meaning set forth in the recitals of this Agreement.

“Control” (including the correlative meanings of the terms “Controlling,” “Controlled by” and “under common Control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Corporate Reorganization” has the meaning set forth in the recitals of this Agreement.

“Damages” means judgments, awards, liabilities, damages, fines, diminution in value, and losses and all actual costs, fees, outlays, expenses, expenditures and disbursements of every nature, whether attributable to personal injury or death, property damage, contract claims (including contractual indemnity claims), torts, or otherwise (including costs of investigation and/or monitoring) and fees and expenses of attorneys, accountants, consultants, expert witnesses and other witnesses and the costs of enforcement of the indemnity.

“Effective Date” has the meaning set forth in the introductory paragraph of this Agreement.

“Equity Securities” means, with respect to any Person, (i) equity interests in such Person, including, in the case of the Company, the Common Stock, (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into equity interests in such Person, including, in the case of the Company, the Common Stock and (iii) warrants, options or other rights to purchase or otherwise acquire equity interests in such Person, including, in the case of the Company, the Common Stock.

“GAAP” means generally accepted principles of the United States.

“General Partner Interest” has the meaning set forth in the MLP Agreement.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“GP Interest Sale” has the meaning set forth in the recitals.

“GP LLC” has the meaning set forth in the recitals of this Agreement.

“GP LLC Member” means any former, current or future member of GP LLC.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time, and the rules and regulations promulgated thereunder.

“Indemnified Party” has the meaning specified in Section 6.02(a).

“Indemnifying Party” has the meaning specified in Section 6.02(a).

“Interests” has the meaning given to such term in the LLC Agreement.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule or regulation.

“Lien” means any mortgage, claim, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority, assessment, deed of trust, charge, easement, servitude or other encumbrance upon or with respect to any property of any kind.

“LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of GP LLC, dated as of March 15, 2006, as heretofore amended and as amended from time to time.

“LLC Agreement Amendment” means an amendment to the LLC Agreement substantially in the form attached as Exhibit B.

“Merger Agreement” has the meaning set forth in the recitals of this Agreement.

“Merger Sub” has the meaning set forth in the recitals of this Agreement.

“MIPA Assignment Agreement” means the assignment agreement pursuant to which Moriah Properties assigns to the Seller its interests in the GP LLC and its right to purchase the Interests in GP LLC under the MIPA in connection with the Consolidation.

“MIPA” has the meaning set forth in the recitals of this Agreement.

“MLP” has the meaning set forth in the recitals of this Agreement.

“MLP Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of the MLP, dated as of April 10, 2017, as amended or supplemented from time to time.

“Moriah Properties” has the meaning set forth in the recitals of this Agreement.

“Other Members” has the meaning set forth in the recitals of this Agreement.

“Partnership Entities” means the MLP, GP LLC and any Subsidiary of the MLP.

“Partnership Released Party” has the meaning specified in Section 8.16(b).

“Party” means individually each of the Company and the Seller and collectively the “Parties”; provided that (w), solely for purposes of Section 5.02, such terms shall include Moriah Properties and the Other Members, (x) solely for purposes of Section 6.01, Section 8.12 and Section 8.16, such terms shall include Moriah Properties, the Other Members, the MLP and GP LLC, (y) solely for purposes of Section 8.17, such terms shall include the MLP and GP LLC and (z) solely for purposes of Section 8.18, such terms shall include Moriah Properties.

“Permits” means any approvals, authorizations, consents, licenses, permits, variances, waivers, grants, franchises, concessions, exemptions, orders, registrations or certificates of a Governmental Entity.

“Permitted Liens” means (a) generally applicable restrictions on transfer that may be imposed by state or federal securities laws and (b) any Liens created by or approved by the Company.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“Proceedings” means all proceedings, actions, claims, suits, investigations and inquiries by or before any arbitrator or Governmental Entity.

“Purchase Price” has the meaning set forth in Section 2.01.

“Released Party” has the meaning set forth in Section 6.01(c).

“Seller” has the meaning set forth in the introductory paragraph of this Agreement.

“Seller Group” means Seller, Moriah Properties and the Other Members.

“Seller Indemnitee” has the meaning specified in Section 6.01(b).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of limited liability company, partnership or other similar ownership interests thereof with voting rights at the time owned or Controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control, directly or indirectly, the manager, managing member, managing director (or a board comprised of any of the foregoing) or general partner of such limited liability company, partnership, association or other business entity.

“Tax” means all federal, state, county, local, foreign and other taxes, charges, fees, imposts, levies or other assessments of any kind whatsoever, including corporate franchise, income, sales, use ad valorem, receipts, value added, profits, license, withholding, payroll, employment, excise, premium, property, customers, net worth, capital gains, transfer, stamp, documentary, social security, environmental, alternative minimum, occupation, recapture and other taxes, and including all interest, penalties and additions imposed with respect to such amounts, and all amounts payable pursuant to any arrangement or agreement with respect to Tax.

“Tax Return” means any return, declaration, report, claim for refund, election, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claim” has the meaning specified in Section 6.02(b).

ARTICLE II

GP INTEREST SALE

Section 2.01 GP Interest Sale. The Closing shall occur concurrently with the consummation of the Corporate Reorganization. On and subject to the terms and conditions hereof, at the Closing, Seller shall sell to the Company, and the Company shall purchase from the Seller, all the Interests in GP LLC, free and clear of all Liens (other than Permitted Liens), pursuant to an Assignment, and in exchange therefor, the Company shall pay to the Seller $3,000,000.00 in cash (the “Purchase Price”).

Section 2.02 Deliveries Upon the Closing.

(a) Deliveries of the Seller. At the Closing, Seller shall deliver, or cause to be delivered to the Company:

(i) an Assignment, duly executed by or on behalf of Seller;

(ii) a certificate of Seller’s non-foreign status complying with the provisions of Section 1446(f) of the Code and Treasury Regulations Section 1.1445-2(b) in a form reasonably acceptable to the Company;

(iii) a cross-receipt duly executed by Seller certifying that Seller has received in full from the Company the aggregate Purchase Price;

(iv) a certificate from Seller duly executed by an authorized officer of Seller, dated as of Closing, certifying on behalf of Seller that the conditions set forth in Section 2.04(e) and Section 2.04(f) have been satisfied.

(b) Deliveries of the Company. At the Closing, the Company shall deliver, or cause to be delivered to Seller:

(i) payment of the Purchase Price by Federal (same day) funds by wire transfer to an account at a bank designated by Seller at least three (3) Business Days prior to the Closing;

(ii) an Assignment, duly executed by or on behalf of the Company; and

(iii) a certificate from the Company duly executed by an authorized officer of the Company, dated as of Closing, certifying on behalf of the Company that the conditions set forth in Section 2.03(e) and Section 2.03(f) have been satisfied.

Section 2.03 Conditions of Seller’s Obligations at the Closing. The obligation of Seller to sell its Interest at the Closing is subject to the satisfaction (or waiver by Seller) on or prior to Closing Date of the following conditions:

(a) No Law, injunction, judgment or ruling has been enacted, promulgated, issued, entered, amended or enforced by any Governmental Entity or shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated by this Agreement or the Merger Agreement or making the consummation of the transactions contemplated by this Agreement or the Merger Agreement illegal, and there shall not be pending any suit, action or proceeding by any Governmental Entity or other Person seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement or the Merger Agreement;

(b) all of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Effective Date and as of the Closing Date as though made on and as of the Closing Date as if such representations and warranties were made on and as of that date, in the case of the representations and warranties of the Company set forth in Section 3.01 and Section 3.02(a), in all respects, and in the case of all other representations and warranties of the Company, in all material respects;

(c) the transactions contemplated by the Merger Agreement shall close simultaneously with the closing of the transactions contemplated by this Agreement in accordance with the terms of the Merger Agreement;

(d) any consents required under the HSR Act with respect to the GP Interest Sale and the Corporate Reorganization shall have been obtained or the waiting periods thereunder shall have expired or otherwise been terminated;

(e) the Company shall have performed in all material respects all of the covenants required to be performed by the Company hereunder on or prior to the Closing Date; and

(f) the Company shall have delivered to the Seller the items and duly executed counterparts of the documents to be delivered by the Company pursuant to Section 2.02(b).

Section 2.04 Conditions of Company’s Obligations at the Closing. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by the Company) on or prior to Closing Date of the following conditions:

(a) No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Entity shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated by this Agreement or the Merger Agreement or making the consummation of the transactions contemplated by this Agreement or the Merger Agreement illegal;

(b) all of the representations and warranties of the Seller contained in this Agreement shall be true and correct as of the Effective Date and as of the Closing Date as though made on and as of the Closing Date as if such representations and warranties were made on and as of that date in the case of the representations and warranties of the Seller set forth in Section 4.01 and Section 4.03(a), in all respects, and, in the case of all other representations and warranties of the Seller, in all material respects;

(c) the transactions contemplated by the Merger Agreement shall close simultaneously with the closing of the transactions contemplated by this Agreement in accordance with the terms of the Merger Agreement;

(d) all consents required under the HSR Act with respect to the GP Interest Sale and the Corporate Reorganization shall have been obtained or the waiting periods thereunder shall have expired or otherwise been terminated;

(e) the Seller shall have performed in all material respects all of the covenants required to be performed by the Seller hereunder on or prior to the Closing Date; and

(f) the Seller shall have delivered to the Company the items and duly executed counterparts of the documents to be delivered by the Seller pursuant to Section 2.02(a).

Section 2.05 Tax Treatment. For U.S. federal income and applicable state and local income tax purposes, the Parties shall treat the GP Interest Sale as a sale to the Company of the assets of GP LLC and, unless otherwise required by a “determination” within the meaning of Section 1313 of the Code, the Parties shall not take any U.S. federal, state or local income tax reporting position inconsistent with such treatment.

Section 2.06 Further Assurances. From time to time after the Effective Date, without further consideration, the Company and the Seller shall use their commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

RELATED TO THE COMPANY

As of the Effective Date and as of the Closing Date, the Company represents and warrants to the Seller:

Section 3.01 Existence.

(a) The Company has been duly organized and is validly existing as a corporation in good standing under the Laws of the jurisdiction of its organization, has the full corporate authority to own or lease its properties and assets, and is duly registered or qualified as a foreign corporation, as the case may be, for the transaction of business under the Laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary except where the failure to have such power or authority or qualification would not prevent the consummation of the transactions contemplated by this Agreement.

(b) The Company is not in default in the performance, observance or fulfillment of any provision of its certificate of incorporation or bylaws.

Section 3.02 No Conflicts. Assuming the accuracy of the representations of Moriah Properties in Section 8.18(a), the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not (a) assuming the authorizations, consents and approvals referred to in Section 5.04 of the Merger Agreement are obtained and the filings referred to in Section 5.04 of the Merger Agreement are made, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any Contract to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of the Company or (c) assuming the authorizations, consents and approvals referred to in Section 5.04 of the Merger Agreement are obtained and the filings referred to in Section 5.04 of the Merger Agreement are made, violate or will not violate any statute, Law, Permit or regulation of any court or Governmental Entity or body having jurisdiction over the Company or the property or assets of the Company, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement.

Section 3.03 Authority; Enforceability. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary legal action on the part of the Company. This Agreement has been duly and validly authorized and has been validly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by Seller, Moriah Properties and the Other Members, constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

Section 3.04 Approvals. Except for authorizations, consents and approvals referred to in Section 5.04 of the Merger Agreement and the filings referred to in Section 5.04 of the Merger Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Entity or any other Person is required in connection with the execution, delivery or performance by the Company of this Agreement.

Section 3.05 Certain Fees. No fees or commissions are or will be payable by the Company, and, except to the extent engaged by Seller or its Affiliates, Seller shall not be subject to any liability or other obligation with respect to brokers, finders or investment bankers in connection with or relating to the consummation of the transactions contemplated by this Agreement.

Section 3.06 Financing. The Company or its Affiliates has, and at the Closing will have, available funds sufficient to pay the Purchase Price, and to pay all fees and expenses to be paid by the Company in connection with the transactions contemplated hereby.

Section 3.07 Limitation. THE COMPANY ACKNOWLEDGES THAT EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE IV OF THIS AGREEMENT OR IN THE CERTIFICATES OF SELLER TO BE DELIVERED PURSUANT TO SECTION 2.02(A)(II) AND SECTION 2.02(A)(IV), THERE ARE NO REPRESENTATIONS AND WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, BY SELLER, ITS AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES AS TO THE INTERESTS OR THE PARTNERSHIP ENTITIES OR THEIR ASSETS, AND THE COMPANY HAS NOT RELIED UPON ANY ORAL OR WRITTEN INFORMATION PROVIDED BY OR ON BEHALF OF THE SELLER OR ITS AFFILIATES.

Section 3.08 Certain Disclaimers. EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE III OF THIS AGREEMENT OR IN THE CERTIFICATE OF THE COMPANY TO BE DELIVERED PURSUANT TO SECTION 2.02(B)(III), (A) THE COMPANY, ITS AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (B) THE COMPANY, ON BEHALF OF ITSELF AND ITS AFFILIATES, EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO THE SELLER OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO THE SELLER BY THE COMPANY, ITS CURRENT AND FORMER AFFILIATES, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR OTHER REPRESENTATIVES).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

As of the Effective Date and as of the Closing Date, Seller represents and warrants to the Company as follows:

Section 4.01 Existence. Seller (i) is duly organized and validly existing and in good standing under the Laws of its state of formation and (ii) has all necessary power and authority to own properties and to conduct its business as currently conducted except where the failure to have such power or authority as would not prevent the consummation of the transactions contemplated by this Agreement.

Section 4.02 Authorization, Enforceability. Seller has all necessary limited liability company power and authority to execute and deliver this Agreement, the MIPA and the MIPA Assignment Agreement and to consummate the transactions contemplated by this Agreement and the Consolidation. The execution, delivery and performance by Seller of this Agreement, the MIPA and the MIPA Assignment Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary legal action on the part of Seller. Each of this Agreement, the MIPA and the MIPA Assignment Agreement has been duly executed and delivered by Seller and, assuming due authorization, execution and delivery of this Agreement by the Company, GP LLC, Moriah Properties, the MLP and the Other Members with regards to this Agreement, and assuming the due authorization, execution and delivery of the MIPA by each party thereto other than Seller with regards to the MIPA, constitutes the legal, valid and binding obligation of Seller, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity and except as the rights to indemnification may be limited by applicable Law (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.03 No Conflicts. Assuming the accuracy of the representations of GP LLC and the MLP in Section 8.17(a), the execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby will not (a) assuming the authorizations, consents and approvals referred to in Section 4.03 and 4.04 of the Merger Agreement are obtained and the filings referred to in Section 4.04 of the Merger Agreement are made, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute such a default), under the LLC Agreement or any Contract to which Seller is a party or by which Seller is bound or to which any of the property or assets of Seller is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of Seller or (c) assuming the authorizations, consents and approvals referred to in Section 4.03 and 4.04 of the Merger Agreement are obtained and the filings referred to in Section 4.04 of the Merger Agreement are made, violate or will not violate any statute, Law, Permit or regulation of any court or Governmental Entity or body having jurisdiction over Seller or the property or assets of Seller, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement.

Section 4.04 Contributed Property. Immediately prior to Closing, after the consummation of the transactions contemplated by the MIPA, (a) Seller will own the Interests free and clear of any Liens (other than Permitted Liens) and (b) Seller will be the sole member of GP LLC. As of the Closing Date, after giving effect to the GP Interest Sale, the Company will own the Interests free and clear of any Liens (other than Permitted Liens) and will be the sole member of GP LLC.

Section 4.05 MIPA. The Seller has provided to the Company a true and correct copy of the MIPA.

Section 4.06 Financing. The Seller or its Affiliates has, and at the closing of the Consolidation the Seller will have, available funds sufficient to fund the Consolidation pursuant to the MIPA.

Section 4.07 Certain Fees. No fees or commissions are or will be payable by Seller to brokers, finders or investment bankers with respect to the purchase of any of the Interests or the consummation of the transactions contemplated by this Agreement, in each case, for which the Company may be liable.

Section 4.08 Limitation. THE SELLER ACKNOWLEDGES THAT EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE III OF THIS AGREEMENT OR IN THE CERTIFICATE OF THE COMPANY TO BE DELIVERED PURSUANT TO SECTION 2.02(B)(III), THERE ARE NO REPRESENTATIONS AND WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, BY THE COMPANY, ITS AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES AS TO THE PARTNERSHIP ENTITIES OR THEIR ASSETS (OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES PURSUANT TO SECTION 8.18(A)), AND THE SELLER HAS NOT RELIED UPON ANY ORAL OR WRITTEN INFORMATION PROVIDED BY OR ON BEHALF OF THE COMPANY OR ITS AFFILIATES.

Section 4.09 Certain Disclaimers. EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE IV OF THIS AGREEMENT OR IN THE CERTIFICATES OF SELLER TO BE DELIVERED PURSUANT TO SECTION 2.02(A)(II) AND SECTION 2.02(A)(IV), (A) SELLER, ITS AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (B) SELLER, ON BEHALF OF ITSELF AND ITS AFFILIATES, EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO THE COMPANY OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO THE COMPANY BY SELLER, ITS CURRENT AND FORMER AFFILIATES, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR OTHER REPRESENTATIVES).

ARTICLE V

COVENANTS

Section 5.01 Access. The Company and its Affiliates (including the Partnership Entities) shall make or cause to be made available to the Seller all books, records and documents of the Partnership Entities (and the assistance of employees responsible for such books, records and documents), for a purpose reasonably related to Seller’s business, upon reasonable written demand stating the purpose of such demand and notice during regular business hours, at Seller’s own expense, as may be reasonably necessary for (a) investigating, settling, preparing for the defense or prosecution of, defending or prosecuting any Proceeding (including relating to any Tax) relating to this Agreement or the transactions contemplated hereby or matters related to Taxes, (b) preparing reports to Governmental Entities, (c) the filing of all Tax Returns, the making of any election relating to Taxes and the preparation for any audit by any Tax authority, and (d) such other purposes for which access to such documents is determined by Seller to be reasonably necessary, including preparing and delivering any statement provided for under this Agreement or otherwise or the determination of any matter relating to the rights and obligations of Seller or any of its Affiliates under this Agreement, the LLC Agreement or the Merger Agreement; provided, however, that access to such books, records, documents and employees shall not unreasonably interfere with the normal operations of the Company or its Affiliates. The Company shall, and shall cause each Partnership Entity to, maintain and preserve all such Tax Returns, books, records and other documents for the greater of (A) one year after the Closing Date and (B) any applicable statutory or regulatory retention period, as the same may be extended and, in each case, shall offer to transfer such records to the Seller at the end of any such period. Notwithstanding any other provision of this Agreement, the Company may keep confidential from the Seller, for such period of time as the Seller deems reasonable, (i) any information that the Company reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Company in good faith believes (A) is not in the best interests of the Company or the Partnership Entities, (B) could damage the Company or its business or (C) that the Company or any of the Partnership Entities is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Company the primary purpose of which is to circumvent the obligations set forth in this Section 5.01).

Section 5.02 Voting Covenant. Seller and each of the Other Members shall (and shall cause their Affiliates to) (a) vote (including, without limitation, if applicable, through the execution of one or more written consents if the Seller and each of the Other Members or their Affiliates, as equityholders of the MLP, are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of the equityholders of the MLP) at each meeting of the equityholders of the MLP of which Seller and the Other Members have due notice (including without limitation at any adjournments or postponements thereof) as may be required so that all of the Equity Securities in the MLP held, directly or indirectly, by them and/or by any of their Affiliates, are voted in the same manner (“for,” “against,” “withheld,” “abstain” or otherwise) as recommended by the Board with respect to the Corporate Reorganization as contemplated in the Merger Agreement (including without limitation with respect to director elections); and (b) be present, in person or by proxy, at all meetings of the equityholders of the MLP of which Seller and the Other Members have due notice so that all of the Equity Securities held by them in the MLP, directly or indirectly, by them and/or by any of their Affiliates, from time to time may be counted for the purposes of determining the presence of a quorum with respect to the Corporate Reorganization and voted in accordance with Section 5.02(a) at such meetings (including without limitation at any adjournments or postponements thereof).

Section 5.03 Public Announcements; Confidentiality. Seller shall be given a reasonable opportunity to review and comment on the portion of the initial press release concerning the execution of this Agreement, and the Company shall consider any such comments in good faith. Thereafter, no Party shall make any press release or other public announcement which specifically mentions the other Party without the prior written consent of the other Party (which consent may be via email and shall not be unreasonably withheld, conditioned or delayed); provided, however, that the foregoing shall not restrict disclosures (i) to the extent required (upon advice of counsel) by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over the Parties or their respective Affiliates, (ii) of the terms of this Agreement by any Seller to its Affiliates or (iii) to the extent such Party has been given a reasonable opportunity to review such disclosure prior to its release and no objection is raised. Seller shall be given a reasonable opportunity to review and comment on any portion of any Form 8-K, proxy statement or other public statements and any amendments or supplements thereof that specifically references Seller, its Affiliates or the GP Interest Sale (other than references to the GP Interest Sale that have been previously approved by Seller) and the Company shall consider any such comments in good faith.

ARTICLE VI

INDEMNIFICATION, COSTS AND EXPENSES

Section 6.01 Indemnification.

(a) From and after the Closing, Seller shall indemnify, defend and hold harmless the Company and its officers, managers, advisors, subadvisors, directors, employees, Affiliates, members, partners, equityholders, and agents, and the successors to and permitted assigns of the foregoing (and their respective officers, managers, directors, employees, Affiliates, members, partners, equityholders, agents and successors and permitted assigns) (collectively, the “Company Indemnitees”) from and against any and all Damages incurred or suffered by any of the Company Indemnitees:

(i) as a result of or arising out of a breach of any representation or warranty made by Seller in Article IV or Moriah Properties in Section 8.18(a); or

(ii) as a result of or arising out of the breach of any covenant or agreement made or to be performed by Seller or Moriah Properties pursuant to this Agreement.

EVEN IF SUCH DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF THE COMPANY INDEMNITEES.

(b) From and after the Closing, the Company shall indemnify, defend and hold harmless Seller and the Other Members and their respective officers, managers, advisors, subadvisors, directors, employees, Affiliates, members, partners, equityholders, and agents, and the successors to and permitted assigns of the foregoing (and their respective officers, managers, directors, employees, Affiliates, members, partners, equityholders, agents and successors and permitted assigns) (collectively, the “Seller Indemnitees”) from and against any and all Damages incurred or suffered by any of the Seller Indemnitees:

(i) as a result of or arising out of a breach of any representation or warranty made by the Company in Article IV or the MLP or GP LLC in Section 8.17(a);

(ii) as a result of or arising out of the breach of any covenant or agreement made or to be performed by the Company, GP LLC or the MLP pursuant to this Agreement; or

(iii) relating to the release in Section 8.16(a).

EVEN IF SUCH DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF THE SELLER INDEMNITEES.

(c) EXCEPT FOR THE REMEDIES CONTAINED IN SECTION 8.15, SECTION 8.17 AND CAUSES OF ACTION BASED UPON INTENTIONAL FRAUD OR AN INTENTIONAL MISREPRESENTATION HEREUNDER, FOLLOWING THE CLOSING, THIS SECTION 6.01 CONTAINS THE PARTIES’ EXCLUSIVE REMEDIES AGAINST EACH OTHER WITH RESPECT TO BREACHES OF THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE PARTIES IN THIS AGREEMENT, AND THE AFFIRMATIONS OF SUCH REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS CONTAINED IN THE CERTIFICATE DELIVERED BY EACH PARTY AT CLOSING PURSUANT TO SECTION 2.02(A)(IV) AND SECTION 2.02(B)(III), AS APPLICABLE. EXCEPT FOR THE REMEDIES CONTAINED IN THIS SECTION 6.01, SECTION 8.15, SECTION 8.17 AND CAUSES OF ACTION BASED ON INTENTIONAL FRAUD OR INTENTIONAL MISREPRESENTATION, EFFECTIVE AS OF THE CLOSING, THE COMPANY, ON BEHALF OF ITSELF AND THE PARTNERSHIP ENTITIES, RELEASES, REMISES, ACQUITS AND FOREVER DISCHARGES EACH OF SELLER, MORIAH PROPERTIES AND THE OTHER MEMBERS AND THEIR RESPECTIVE AFFILIATES, EACH OF THE PRESENT AND FORMER PARTNERS, MEMBERS, EQUITYHOLDERS, OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS, ADVISORS AND REPRESENTATIVES OF ANY OF THE FOREGOING, AND EACH OF THEIR RESPECTIVE HEIRS, EXECUTORS, ADMINISTRATORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ANY AND ALL PROCEEDINGS, SUITS, LEGAL OR ADMINISTRATIVE ACTIONS, CLAIMS, DEMANDS, DAMAGES, LOSSES, COSTS, LIABILITIES, OBLIGATIONS, INTEREST, OR CAUSES OF ACTION WHATSOEVER, WHETHER KNOWN OR UNKNOWN, BOTH IN LAW OR IN EQUITY, WHETHER IN CONTRACT, TORT OR OTHERWISE, WHICH SUCH PERSONS MIGHT NOW OR SUBSEQUENTLY MAY HAVE, BASED ON, RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE LLC AGREEMENT AMENDMENT, THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, OR THE NEGOTIATION, APPROVAL OR CONSUMMATION OF ANY OF THE FOREGOING, EVEN IF CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY RELEASED PERSON; PROVIDED, HOWEVER, THAT THE COMPANY, GP LLC AND MLP AND THE PARTNERSHIP ENTITIES DO NOT RELEASE (X) ANY ADVISOR OF A PARTNERSHIP ENTITY FOR ANY CLAIMS OF SUCH PARTNERSHIP ENTITY AGAINST SUCH ADVISOR SOLELY IN ITS CAPACITY AS AN ADVISOR TO SUCH PARTNERSHIP ENTITY OR (Y) ANY OF THE PARTIES TO THIS AGREEMENT FOR BREACHES OF THE EXPRESS TERMS OF THIS AGREEMENT BY SUCH PARTY. FOR THE AVOIDANCE OF DOUBT AND NOTWITHSTANDING THE FOREGOING, THE COMPANY, GP LLC AND MLP AND THE PARTNERSHIP ENTITIES DO NOT RELEASE ANY RELEASED PARTY FOR ANY CLAIMS AGAINST SUCH RELEASED PARTY IN SUCH RELEASED PARTY’S CAPACITY AS A DIRECTOR OR OFFICER OF THE COMPANY OR ANY OF THE PARTNERSHIP ENTITIES; PROVIDED THAT THE FOREGOING SHALL NOT LIMIT ANY EXCULPATION FROM LIABILITY, RIGHTS TO INDEMNITY OR OTHER LIMITATIONS ON LIABILITIES OR DUTIES ANY RELEASED PARTY MAY HAVE (WHETHER IN SUCH RELEASED PARTY’S CAPACITY AS A DIRECTOR OR OFFICER OF THE COMPANY OR PARTNERSHIP ENTITIES OR OTHERWISE).

(d) The indemnity of each Party provided in this Section 6.01 shall be for the benefit of and extend to each Person included in the Seller Group, the Other Members, the Company and the Partnership Entities, as applicable; provided, however, that any claim for indemnity under this Section 6.01 by any such Person must be brought and administered by a Party to this Agreement. No Indemnified Party (including any Person within the Seller Group, the Other Members and the Company and the Partnership Entities) other than Seller, the Other Members and the Company shall have any rights against either the Seller, the Other Members or the Company under the terms of this Section 6.01 except as may be exercised on its behalf by the Company, the Other Members or the Seller, as applicable, pursuant to this Section 6.01(d). Each of the Seller, the Other Members and the Company, as applicable, may elect to exercise or not exercise indemnification rights under this Article VI on behalf of the other Indemnified Parties affiliated with it in its sole discretion and shall have no liability to any such other Indemnified Party for any action or inaction under this Article VI.

Section 6.02 Indemnification Procedure.

(a) A claim for indemnification not based upon a Third Party Claim (as defined below) may be asserted by written notice from the Party that may be entitled to indemnification pursuant to this Article VI (the “Indemnified Party”) to the Party that may be obligated to provide indemnification pursuant to this Article VI (the “Indemnifying Party”); provided, however, that failure to so notify the Indemnifying Party shall not release, waive or otherwise affect the Indemnifying Party’s obligations with respect thereto, except to the extent that the Indemnifying Party can demonstrate actual loss and material prejudice as a result of such failure. Any notice of claim under this Section 6.02 shall be in writing and state in reasonable detail the basis of the claim for indemnification (the “Claim Notice”). In the case of a claim for indemnification not based upon a Third Party Claim, the Indemnifying Person shall have 30 days from its receipt of the Claim Notice to (i) cure the Damages complained of, (ii) admit its obligation to provide indemnification with respect to such Damages or (iii) dispute the claim for such indemnification. If the Indemnifying Party does not notify the Indemnified Party within such 30-day period that it has cured the Damages or that it disputes the claim for such indemnification, the Indemnifying Party shall be conclusively deemed obligated to provide such indemnification hereunder.

(b) If any legal proceedings shall be instituted or any claim or demand shall be asserted by any third party in respect of which indemnification may be sought under Section 6.01 (a “Third Party Claim”), the Indemnified Party shall, promptly after the Indemnified Party has actual knowledge of the Third Party Claim, give its Claim Notice of the assertion of the Third Party Claim to the Indemnifying Party; provided, however, that failure of the Indemnified Party to so notify the Indemnifying Party shall not release, waive or otherwise affect the Indemnifying Party’s obligations with respect thereto, except to the extent such failure materially prejudices the Indemnifying Person’s ability to defend against such Third Party Claim.

(c) Subject to the provisions of this Section 6.02, in the case of a claim for indemnification based upon a Third Party Claim, the Indemnifying Party shall have the right, at its sole expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the Indemnified Party, and to defend against, negotiate, settle or otherwise deal with any Third Party Claim which relates to any losses indemnified against by it hereunder; provided, that, in order to defend against, negotiate, settle or otherwise deal with any such Third Party Claim, the Indemnifying Party must first acknowledge in writing to the Indemnified Party its unqualified obligation to indemnify the Indemnified Party as provided hereunder and provide to the Indemnified Party reasonable evidence that the Indemnifying Party has reasonably sufficient financial resources to enable it to fulfill its obligations under this Article VI. Notwithstanding the preceding sentence, the Indemnifying Party shall not have the right to defend against, negotiate, settle, or otherwise deal with any Third Party Claim (i) if the Third Party Claim is not solely for monetary damages (except where any non-monetary relief being sought is merely incidental to a primary claim for monetary damages), (ii) if the Third Party Claim involves criminal allegations, or (iii) if the Indemnifying Party fails to prosecute or defend, actively and diligently, the Third Party Claim. If the Indemnifying Party elects to defend against, negotiate, settle or otherwise deal with any Third Party Claim, it shall within fifteen (15) days of the Indemnified Party’s written notice of the assertion of such Third Party Claim (or sooner if the nature of the Third Party Claim so requires) notify the Indemnified Party of its intent to do so; provided, that, the Indemnifying Party must conduct its defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard. If the Indemnifying Party elects not to defend against, negotiate, settle, or otherwise deal with any Third Party Claim, fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify the Indemnified Party for losses relating to such Third Party Claim under this Agreement, the Indemnified Party may defend against the Third Party Claim (at the sole cost and expense of the Indemnifying Party, if the Indemnified Party is entitled to indemnification hereunder), with counsel of the Indemnified Party’s choosing, subject to the right of the Indemnifying Party to admit its obligation and assume the defense of the Third Party Claim at any time prior to settlement or final determination thereof. If the Indemnifying Party has not yet admitted its obligation to provide indemnification with respect to a Third Party Claim, the Indemnified Party shall send written notice to the Indemnifying Party of any proposed settlement and the Indemnifying Party shall have the option for 10 days following receipt of such notice to (i) admit in writing its obligation to provide indemnification with respect to the Third Party Claim and (ii) if its obligation is so admitted, reject, in its reasonable judgment, the proposed settlement. If the Indemnified Party settles any Third Party Claim over the objection of the Indemnifying Party after the Indemnifying Party has timely admitted its obligation in writing and assumed the defense of a Third Party Claim, the Indemnified Party shall be deemed to have waived any right to indemnity therefor. If the Indemnified Party controls the defense of any Third Party Claim, then the Indemnifying Party shall reimburse the Indemnified Party for the expenses of defending such Third Party Claim upon submission of periodic bills, which reimbursement shall be made within thirty (30) days of the applicable submission.

(d) If the Indemnifying Party shall assume the defense of any Third Party Claim, the Indemnified Party may participate, at his, her or its own expense (except that fees and disbursements of counsel to Seller shall be borne by the Company), in the defense of such Third Party Claim; provided, further, that such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if (A) so requested by the Indemnifying Party to participate or (B) in the reasonable opinion of counsel to the Indemnified Party a conflict or potential conflict exists between the Indemnified Party and the

Indemnifying Party that would make such separate representation advisable; provided, further, that the Indemnifying Party shall not be required to pay for more than one such counsel (plus any appropriate local counsel) for all Indemnified Parties in connection with any single Third Party Claim. Each Party hereto shall provide reasonable access to each other Party to such documents and information as may reasonably be requested in connection with the defense, negotiation or settlement of any Third Party Claim. Notwithstanding anything in this Section 6.02 to the contrary, the Indemnifying Party shall not enter into any settlement of any Third Party Claim or consent to the entry of any judgment with respect thereto without the written consent of the Indemnified Party if such settlement or judgment (1) would create any liability of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, (2) would provide for any injunctive relief or other non-monetary obligation affecting the Indemnified Party, or (3) does not result in a final and unconditional release of the Indemnified Party from all liability in respect of the Third Party Claim (including, in the case of a settlement, an unconditional written release of the Indemnified Party).

(e) After any final decision, judgment or award shall have been rendered by a Governmental Entity of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the Indemnified Party and the Indemnifying Party shall have arrived at a mutually binding agreement, in each case with respect to a Third Party Claim, the Indemnified Party shall forward to the Indemnifying Party notice of any sums due and owing by the Indemnifying Party pursuant to this Agreement with respect to such matter and the Indemnifying Party shall pay all of such remaining sums so due and owing to the Indemnified Party by wire transfer of immediately available funds within five (5) Business Days after the date of such notice.

Section 6.03 Limitation on Liability.

(a) NOTWITHSTANDING ANYTHING TO THE CONTRARY, SELLER AND MORIAH PROPERTIES SHALL HAVE NO LIABILITY IN THE AGGREGATE TO ANY INDEMNIFIED PARTY FOR ANY DAMAGES ARISING FROM OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN IN EXCESS OF THE PURCHASE PRICE.

(b) NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS ARTICLE VI OR ANY OTHER PROVISION OF THIS AGREEMENT, IN NO EVENT SHALL SELLER, MORIAH PROPERTIES OR THE COMPANY HAVE ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO ANY OTHER PERSON FOR PUNITIVE, SPECIAL, INDIRECT, LOSS OF PROFIT, PENALTY OR OTHER INDIRECT OR UNFORESEEN DAMAGES, WHETHER IN LAW OR EQUITY, ARISING FROM THE PERFORMANCE OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY; PROVIDED THAT THIS SECTION 6.03 SHALL NOT LIMIT THE RIGHT OF AN INDEMNIFIED PARTY TO RECOVER ANY SUCH DAMAGES TO THE EXTENT A COMPONENT OF ANY THIRD PARTY CLAIM.

Section 6.04 Survival. All representations and warranties set forth in Article III and Article IV shall survive the execution and delivery of this Agreement and the consummation of the Closing for a period equal to the statute of limitations applicable to breach of contract under Delaware law. All covenants contemplated herein to be performed at or prior to the Closing shall survive the Closing until fully performed or expressly waived.

ARTICLE VII

TERMINATION

Section 7.01 Termination. This Agreement may be terminated at any time prior to the Closing Date by either the Seller or the Company, in each case, if the Merger Agreement shall have been validly terminated in accordance with its terms.

Section 7.02 Notice of Termination. The Seller may exercise its right to terminate this Agreement pursuant to Section 7.01 by giving written notice thereof from time to time to the Company. The Company may exercise its right to terminate this Agreement pursuant to Section 7.01 by giving written notice thereof from time to time to the Seller.

Section 7.03 Effect of Termination. If a termination of this Agreement pursuant to the provisions of this Article VII occurs, this Agreement shall become void and have no effect, and there shall be no further liability on the part of Seller or the Company to any Person in respect hereof, except under the provisions of Section 6.03, this Section 7.03 and Article VIII (including Section 8.01(a) and Section 8.17(c)); provided, however, that no such termination shall relieve any Party of any liability resulting from any Willful Breach of this Agreement by such Party prior to the time of such termination. For purposes of this Section 7.03, “Willful Breach” shall mean a material breach that is a consequence of an act or a failure to take such act by the breaching Party with the knowledge that the taking of such act (or the failure to take such act) would cause a material breach of this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Expenses.

(a) All costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, except (i) the Company shall reimburse Seller for all reasonable and documented fees and disbursements of counsel with respect to the Corporate Reorganization, this Agreement, the Merger Agreement, the MIPA, the Consolidation, the LLC Agreement Amendment, and (ii) the Company shall reimburse Seller for $100,000 in advisory fees.

(b) All transfer, documentary, sales, use, stamp, registration and other similar Taxes, and all conveyance fees and recording charges, in each case incurred by reason of the GP Interest Sale shall be borne by the Company when due, and the Party responsible by applicable Law for filing any Tax Returns with respect to such Taxes shall timely file all such necessary Tax Returns and other documentation with respect to all such Taxes, and, if required by applicable Law, the other Party or Parties shall, and shall cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

Section 8.02 Interpretation. The provision of a table of contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to Exhibits, Appendices, Articles, Sections, subsections, clauses and other subdivisions refer to the corresponding Exhibits, Appendices, Articles, Sections, subsections, clauses and other subdivisions of or to this Agreement unless expressly provided otherwise. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection, clause or other subdivision unless expressly so limited. The words “this Article,” “this Section,” “this subsection,” “this clause,” and words of similar import, refer only to the Article, Section, subsection and clause hereof in which such words occur. The word “including” (in its various forms) means “including without limitation.” All references to “$” or “dollars” shall be deemed references to the lawful currency of the United States of America. Each accounting term not defined herein will have the meaning given to it under GAAP as interpreted as of the date of this Agreement. Unless expressly provided to the contrary, the word “or” is not exclusive. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Appendices and Exhibits referred to herein are attached to and by this reference incorporated herein for all purposes. Reference herein to any federal, state, local or foreign Law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “day” or “days” shall mean calendar day, unless denoted as a Business Day. The words “will” and “will not” are expressions of command and not merely expressions of future intent or expectation. When used in this Agreement, the word “either” shall be deemed to mean “one or the other”, not “both”. Unless otherwise noted, references herein to a “party” are references to the applicable party to this Agreement.

Section 8.03 Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing, expressly identified as an amendment or waiver and is signed by each of the Parties. For the purposes of clarity, no signature or consent of any third-party beneficiary to any provision of Article VI shall be required in order to amend or waive any provision of Article VI. The Company agrees not to amend or waive any provision of the Merger Agreement in a manner that would materially and adversely affect the rights of the Seller or its Affiliates under this Agreement or amend or waive Section 6.04 (Indemnification and Insurance), Section 8.02 (Effect of Termination) or Section 9.12 (No Recourse) without the prior written consent of Seller.

(b) No failure or delay by any Party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies hereunder, or at law or in equity; accordingly, no exercise of any right or remedy shall be construed as an election of remedies by any Party.

Section 8.04 Conspicuous. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE PROVISIONS IN THIS AGREEMENT IN ALL UPPERCASE TYPE OR BOLD-TYPE FONT ARE “CONSPICUOUS” FOR THE PURPOSE OF ANY APPLICABLE LAW.

Section 8.05 Communications. All notices and other communications hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a) If to Seller:

Lion GP Interests, LLC

c/o Moriah Properties, Ltd.

303 W. Wall Street, Suite 2400

Midland, Texas 79701

Attention:    Terry Creech

                    Tyler Harris

Email:          terry@moriahgroup.net

                    tharris@moriahgroup.net

with a copy to (which shall not constitute notice):

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

Attention:     Joshua Davidson

                     Travis J. Wofford

Email:          joshua.davidson@bakerbotts.com

                      travis.wofford@bakerbotts.com

(b) If to the Company, MLP or GP LLC:

Legacy Reserves Inc.

303 W. Wall Street, Suite 1800

Midland, Texas 79701

Attention:    Bert Ferrara

                    Email: bferrara@legacylp.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention:    Matthew R. Pacey, P.C.

                    Michael P. Fisherman

Email:         matt.pacey@kirkland.com

                     michael.fisherman@kirkland.com

and

Kyle Vann, Chairman of the Conflicts Committee

c/o Legacy Reserves Inc.

303 W. Wall Street, Suite 1800

Midland, Texas 79701

Email:           vannk@swbell.net

and

Richards, Layton & Finger, P.A.

One Rodney Square

920 N. King St.

Wilmington, Delaware 19801

Attention:        Srinivas M. Raju

                         Kenneth E. Jackman

Email:             raju@rlf.com

                         jackman@rlf.com

or to such other address as the Parties hereto may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the overnight courier copy, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 8.06 Entire Understanding. This Agreement, the LLC Agreement Amendment, the Assignment and any certificates delivered by any Party pursuant to this Agreement are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

Section 8.07 Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract, tort, equity or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Each of the Parties agrees (a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by the Parties hereto in express reliance upon 6 Del. C. § 2708. Each of the Parties hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) that service of process may, to the fullest extent permitted by law, be made on such Party by prepaid certified mail in accordance with Section 8.05 with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to this clause (b) shall, to the fullest extent permitted by law, have the same legal force and effect as if served upon such Party personally within the State of Delaware. Any action against any Party relating to the foregoing shall be brought exclusively in the Delaware Court of Chancery (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over any action, in the Superior Court of the State of Delaware (Complex Commercial Division) or, if the subject matter jurisdiction over the action is vested exclusively in the federal courts of the United States of America, in the United States District Court for the District of Delaware), and any appellate courts of any thereof. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 8.08 Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 8.09 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

Section 8.10 Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. No Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (including any transfer by way of merger or operation of law) without the consent of each other Party, and any such purported assignment in violation of this Section 8.10 shall be void ab initio. Notwithstanding the foregoing, any valid transfer of Interests or Seller’s rights prior to the Closing shall be made expressly subject to the terms of this Agreement, and Seller shall assign its rights and obligations under this Agreement to any such transferee with respect to such transferred Interests and Seller shall cause a transferee to execute a joinder to this Agreement pursuant to which it shall agree to be bound by this Agreement as Seller. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and their respective successors and permitted assigns.

Section 8.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but, if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction in such manner as will effect as nearly as lawfully possible the purposes and intent of such invalid, illegal or unenforceable provision.

Section 8.12 No Recourse. NOTWITHSTANDING ANYTHING THAT MAY BE EXPRESSED OR IMPLIED IN THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT, OR INSTRUMENT DELIVERED CONTEMPORANEOUSLY HEREWITH, AND NOTWITHSTANDING THE FACT THAT ANY PARTY MAY BE A PARTNERSHIP OR LIMITED LIABILITY COMPANY, EACH PARTY HERETO, BY ITS ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT, COVENANTS, AGREES AND ACKNOWLEDGES THAT NO PERSONS OTHER THAN THE PARTIES TO THIS AGREEMENT (AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS) SHALL HAVE ANY OBLIGATION HEREUNDER AND THAT IT HAS NO RIGHTS OF RECOVERY HEREUNDER AGAINST, AND NO RECOURSE HEREUNDER OR UNDER ANY DOCUMENTS, AGREEMENTS, OR INSTRUMENTS DELIVERED CONTEMPORANEOUSLY HEREWITH OR IN RESPECT OF ANY ORAL REPRESENTATIONS MADE OR ALLEGED TO BE MADE IN CONNECTION HEREWITH OR THEREWITH SHALL BE HAD AGAINST, (A) ANY FORMER, CURRENT OR FUTURE DIRECTOR, OFFICER, AGENT, AFFILIATE, MANAGER, ADVISOR, SUBADVISOR, ASSIGNEE, INCORPORATOR, CONTROLLING PERSON, FIDUCIARY, REPRESENTATIVE OR EMPLOYEE OF ANY PARTY (OR ANY OF THEIR SUCCESSORS OR PERMITTED ASSIGNEES), (B) ANY FORMER, CURRENT, OR FUTURE GENERAL OR LIMITED PARTNER, MANAGER, STOCKHOLDER OR MEMBER OF ANY PARTY (OR ANY OF THEIR SUCCESSORS OR PERMITTED ASSIGNEES) OR (C) ANY AFFILIATE THEREOF OR AGAINST ANY FORMER, CURRENT OR FUTURE DIRECTOR, OFFICER, AGENT, EMPLOYEE, AFFILIATE, MANAGER, ADVISOR, SUBADVISOR, ASSIGNEE, INCORPORATOR, CONTROLLING PERSON, FIDUCIARY, REPRESENTATIVE, GENERAL OR LIMITED PARTNER, STOCKHOLDER, MANAGER OR MEMBER OF ANY OF THE FOREGOING, OR IN EACH CASE, ANY FINANCING SOURCES OF ANY OF THE FOREGOING, BUT IN EACH CASE NOT INCLUDING THE PARTIES TO THIS AGREEMENT (AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS), WHETHER BY OR THROUGH ATTEMPTED PIERCING OF THE CORPORATE VEIL, BY OR THROUGH A CLAIM (WHETHER IN TORT, CONTRACT OR OTHERWISE) BY OR ON BEHALF OF SUCH PARTY AGAINST SUCH PERSONS AND ENTITIES, BY THE ENFORCEMENT OF ANY ASSESSMENT OR BY ANY LEGAL OR EQUITABLE PROCEEDING, OR BY VIRTUE OF ANY STATUTE, REGULATION OR OTHER APPLICABLE LAW, OR OTHERWISE; IT BEING EXPRESSLY AGREED AND ACKNOWLEDGED THAT NO PERSONAL LIABILITY WHATSOEVER SHALL ATTACH TO, BE IMPOSED ON, OR OTHERWISE BE INCURRED BY ANY SUCH PERSONS, AS SUCH, FOR ANY OBLIGATIONS OF THE APPLICABLE PARTY UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, UNDER ANY DOCUMENTS OR INSTRUMENTS DELIVERED CONTEMPORANEOUSLY HEREWITH, OR IN CONNECTION OR CONTEMPLATION HEREOF, IN RESPECT OF ANY ORAL

REPRESENTATIONS MADE OR ALLEGED TO BE MADE IN CONNECTION HEREWITH OR THEREWITH, OR FOR ANY CLAIM (WHETHER IN TORT, CONTRACT OR OTHERWISE) BASED ON, IN RESPECT OF, OR BY REASON OF, SUCH OBLIGATIONS OR THEIR CREATION; PROVIDED, HOWEVER, THAT NOTHING IN THIS SECTION 8.12 SHALL LIMIT ANY LIABILITY OF THE PARTIES TO THIS AGREEMENT FOR BREACHES OF THE TERMS AND CONDITIONS OF THIS AGREEMENT OR THE MERGER AGREEMENT.

Section 8.13 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or by any creditors of Affiliates of the Company.

Section 8.14 Time is of the Essence. This Agreement contains a number of dates and times by which performance or the exercise of rights is due, and the Parties intend that each and every such date and time be the firm and final date and time, as agreed. For this reason, each Party hereby waives and relinquishes any right it might otherwise have to challenge its failure to meet any performance or rights election date applicable to it on the basis that its late action constitutes substantial performance, to require the other Party to show prejudice, or on any equitable grounds. Without limiting the foregoing, time is of the essence in the performance of all obligations under this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date that is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day that is a Business Day.

Section 8.15 Specific Performance. The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 8.15 in the Delaware Court of Chancery or any federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (a) either Party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each Party further agrees that no Party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.15, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 8.16 Release.

(a) EXCEPT FOR THE EXPRESS OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, THE LLC AGREEMENT AMENDMENT, THE MIPA, THE MIPA ASSIGNMENT AGREEMENT OR THE MERGER AGREEMENT, EFFECTIVE AS OF THE CLOSING, EACH OF THE COMPANY, GP LLC AND THE MLP, ON BEHALF OF ITSELF AND THE OTHER PARTNERSHIP ENTITIES, ABSOLUTELY AND UNCONDITIONALLY RELEASES, REMISES, ACQUITS AND FOREVER DISCHARGES EACH OF THE RELEASED PARTIES FROM ANY AND ALL COSTS, EXPENSES, DAMAGES, DEBTS, OR ANY OTHER OBLIGATIONS, LIABILITIES AND CLAIMS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, BOTH IN LAW AND IN EQUITY, WHETHER IN CONTRACT, TORT OR OTHERWISE, WHICH SUCH PERSONS MIGHT NOW OR SUBSEQUENTLY MAY HAVE, IN EACH CASE (A) TO THE EXTENT ARISING OUT OF OR RESULTING FROM THE OWNERSHIP AND/OR OPERATION OF THE PARTNERSHIP ENTITIES, OR THE ASSETS, BUSINESS, OPERATIONS, CONDUCT, SERVICES PRODUCTS AND/OR EMPLOYEES (INCLUDING FORMER EMPLOYEES) OF ANY OF THE PARTNERSHIP ENTITIES (AND ANY PREDECESSORS), RELATED TO ANY PERIOD OF TIME AT OR BEFORE THE CLOSING, OR (B) BASED ON, RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE LLC AGREEMENT AMENDMENT, THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, OR THE NEGOTIATION, APPROVAL OR CONSUMMATION OF ANY OF THE FOREGOING, IN EACH CASE OF CLAUSE (A) AND (B) EVEN IF CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY RELEASED PERSON; PROVIDED, HOWEVER, THAT THE COMPANY, GP LLC AND MLP AND THE PARTNERSHIP ENTITIES DO NOT RELEASE (X) ANY ADVISOR OF A PARTNERSHIP ENTITY FOR ANY CLAIMS OF SUCH PARTNERSHIP ENTITY AGAINST SUCH ADVISOR SOLELY IN ITS CAPACITY AS AN ADVISOR TO SUCH PARTNERSHIP ENTITY OR (Y) ANY OF THE PARTIES TO THIS AGREEMENT FOR BREACHES OF THE EXPRESS TERMS OF THIS AGREEMENT BY SUCH PARTY. FOR THE AVOIDANCE OF DOUBT AND NOTWITHSTANDING THE FOREGOING, THE COMPANY, GP LLC AND MLP AND THE PARTNERSHIP ENTITIES DO NOT RELEASE ANY RELEASED PARTY FOR ANY CLAIMS AGAINST SUCH RELEASED PARTY IN SUCH RELEASED PARTY’S CAPACITY AS A DIRECTOR OR OFFICER OF THE COMPANY OR THE PARTNERSHIP ENTITIES OR UNDER THE EXPRESS TERMS OF ANY WRITTEN EMPLOYMENT, CONSULTING OR DIRECTOR AGREEMENT WITH THE COMPANY, GP LLC, MLP OR ANY PARTNERSHIP ENTITY; PROVIDED THAT THIS SENTENCE SHALL NOT LIMIT ANY EXCULPATION FROM LIABILITY, RIGHTS TO INDEMNITY OR OTHER LIMITATIONS ON LIABILITIES OR DUTIES ANY RELEASED PARTY MAY HAVE (WHETHER IN SUCH RELEASED PARTY’S CAPACITY AS A DIRECTOR OR OFFICER OF THE COMPANY OR PARTNERSHIP ENTITIES OR OTHERWISE).

(b) EXCEPT FOR THE EXPRESS OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT THE LLC AGREEMENT AMENDMENT, OR THE MERGER AGREEMENT, EFFECTIVE AS OF THE CLOSING, EACH OF THE SELLER, MORIAH PROPERTIES AND THE OTHER MEMBERS ABSOLUTELY AND UNCONDITIONALLY RELEASES, REMISES, ACQUITS AND FOREVER DISCHARGES EACH OF THE COMPANY AND THE PARTNERSHIP ENTITIES AND THEIR RESPECTIVE AFFILIATES, EACH OF THE PRESENT AND FORMER PARTNERS, MEMBERS, EQUITYHOLDERS, OFFICERS, DIRECTORS, MANAGERS,

EMPLOYEES, AGENTS, ADVISORS AND REPRESENTATIVES OF ANY OF THE FOREGOING, AND EACH OF THEIR RESPECTIVE HEIRS, EXECUTORS, ADMINISTRATORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “PARTNERSHIP RELEASED PARTIES”), FROM ANY AND ALL COSTS, EXPENSES, DAMAGES, DEBTS, OR ANY OTHER OBLIGATIONS, LIABILITIES AND CLAIMS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, BOTH IN LAW AND IN EQUITY, WHETHER IN CONTRACT, TORT OR OTHERWISE, WHICH SUCH PERSONS MIGHT NOW OR SUBSEQUENTLY MAY HAVE, IN EACH CASE (A) TO THE EXTENT ARISING OUT OF OR RESULTING FROM THE OWNERSHIP AND/OR OPERATION OF THE PARTNERSHIP ENTITIES, OR THE ASSETS, BUSINESS, OPERATIONS, CONDUCT, SERVICES, PRODUCTS AND/OR EMPLOYEES (INCLUDING FORMER EMPLOYEES) OF ANY OF THE PARTNERSHIP ENTITIES (AND ANY PREDECESSORS), RELATED TO ANY PERIOD OF TIME AT OR BEFORE THE CLOSING, OR (B) BASED ON, RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE MERGER AGREEMENT, THE LLC AGREEMENT AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, OR THE NEGOTIATION, APPROVAL OR CONSUMMATION OF ANY OF THE FOREGOING, IN EACH CASE OF CLAUSE (A) AND (B), EVEN IF CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY RELEASED PERSON; PROVIDED, HOWEVER, THAT THE SELLER, MORIAH PROPERTIES AND THE OTHER MEMBERS DO NOT RELEASE (X) ANY ADVISOR FOR ANY CLAIMS OF SUCH PERSON AGAINST SUCH ADVISOR SOLELY IN ITS CAPACITY AS AN ADVISOR TO SELLER, MORIAH PROPERTIES OR ANY OTHER MEMBER OR (Y) ANY OF THE PARTIES TO THIS AGREEMENT FOR BREACHES OF THE EXPRESS TERMS OF THIS AGREEMENT OR THE MERGER AGREEMENT BY SUCH PARTY. FOR THE AVOIDANCE OF DOUBT AND NOTWITHSTANDING THE FOREGOING, SELLER, MORIAH PROPERTIES AND THE OTHER MEMBERS DO NOT RELEASE ANY PARTNERSHIP RELEASED PARTY FOR ANY CLAIMS AGAINST SUCH PARTNERSHIP RELEASED PARTY IN SUCH PARTNERSHIP RELEASED PARTY’S CAPACITY AS A DIRECTOR OR OFFICER OF THE COMPANY OR THE PARTNERSHIP ENTITIES; PROVIDED THAT THIS SENTENCE SHALL NOT LIMIT ANY EXCULPATION FROM LIABILITY, RIGHTS TO INDEMNITY OR OTHER LIMITATIONS ON LIABILITIES OR DUTIES ANY PARTNERSHIP RELEASED PARTY MAY HAVE (WHETHER IN SUCH RELEASED PARTY’S CAPACITY AS A DIRECTOR OR OFFICER OF THE COMPANY OR PARTNERSHIP ENTITIES OR OTHERWISE).

Section 8.17 Guarantors’ Representations; Guaranty; Indemnification and Insurance.

(a) Each of the MLP and GP LLC is a legal entity duly organized, validly existing and in good standing under the applicable Laws of the jurisdiction in which it is formed or organized, as applicable, and has all requisite limited liability company or partnership power and authority necessary to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by each of the MLP and GP LLC of this Agreement, and the consummation of the transactions contemplated by this

Agreement, have been duly authorized and approved by the Board and no other entity action on the part of the MLP and GP LLC is necessary to authorize the execution, delivery and performance by the MLP and GP LLC of this Agreement and the consummation of the transactions contemplated by this Agreement. The Conflicts Committee has granted Special Approval (as defined in the MLP Agreement) with respect to this Agreement, the LLC Agreement Amendment and the transactions contemplated thereby. GP LLC is the sole general partner of the MLP and owns the General Partner Interest. GP LLC engages in no other business other than those related to owning the General Partner Interest. There are no Equity Securities in GP LLC other than the Interests and GP LLC hereby agrees, prior to the Closing, not to issue any new Equity Securities in GP LLC or admit any new members without the prior written consent of Seller. A true and correct copy of Exhibit A to the LLC Agreement as of the Effective Date is attached as Exhibit C to this Agreement. This Agreement has been duly and validly authorized and has been validly executed and delivered by the MLP and GP LLC and, assuming due authorization, execution and delivery of this Agreement by the other Parties hereto, constitutes the legal, valid and binding obligations of the MLP and GP LLC enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity. Assuming the accuracy of the representations of Moriah Properties in Section 8.18(a), the execution, delivery and performance by the MLP and GP LLC of this Agreement and the consummation by the MLP and GP LLC of the transactions contemplated hereby will not (i) assuming the authorizations, consents and approvals referred to in Section 5.04 of the Merger Agreement are obtained and the filings referred to in Section 5.04 of the Merger Agreement are made, conflict with or result in a breach of violation of, any of the terms of provisions of, or constitute a default (of an event which, with notice or lapse of time or both, would constitute such a default) under, any Contract to which the MLP or GP LLC is a party or by which the MLP or GP LLC is bound or to which any of the property or assets of the MLP or GP LLC is subject, (ii) conflict with or result in any violation of the provisions of the organizational documents of the MLP or GP LLC or (iii) assuming the authorizations, consents and approvals referred to in Section 5.04 of the Merger Agreement are obtained and the filings referred to in Section 5.04 of the Merger Agreement are made, violate or will not violate any statute, Law, Permit or regulation of any court or Governmental Entity or body having jurisdiction over the MLP or GP LLC or the property or assets of the MLP or GP LLC, except in the case of clauses (i) and (iii), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement.

(b) The MLP and GP LLC each hereby unconditionally and irrevocably guarantees to Seller the performance in full by the Company of the obligations of the Company hereunder, including the obligations of the Company under Section 8.16 and Article VI. Each of the MLP and GP LLC hereby waives all defenses as a surety including notice, and agrees that its obligations under this Section 8.17 shall not be impaired, diminished or discharged by any extension of time granted by the Company, by any course of dealing between the parties, or by any events or circumstances which might operate to discharge a guarantor. Each of the MLP and GP LLC waives the right to require Seller to first proceed against the Company with respect to any dispute, controversy, or claim arising out of or related to this Agreement, and agrees that any such dispute, controversy, or claim may be brought directly against the MLP, GP LLC, the Company, or against any one or more of them.

(c) THE MLP AND GP LLC EACH HEREBY UNCONDITIONALLY AND IRREVOCABLY JOINTLY AND SEVERALLY AGREE TO (AND TO CAUSE THEIR APPLICABLE SUBSIDIARIES TO) INDEMNIFY, DEFEND AND HOLD HARMLESS EACH OF THE RELEASED PARTIES FROM AND AGAINST ANY PROCEEDING, COST OR EXPENSES (INCLUDING ATTORNEYS’ FEES), JUDGMENTS, FINES, LOSSES, CLAIMS, DEMANDS, DAMAGES, OBLIGATIONS, INTEREST, CAUSES OF ACTION OR LIABILITIES WHATSOEVER AND AMOUNTS PAID IN SETTLEMENT IN CONNECTION WITH ANY ACTUAL OR THREATENED PROCEEDING, WHETHER KNOWN OR UNKNOWN, BOTH IN LAW OR IN EQUITY, WHETHER IN CONTRACT, TORT OR OTHERWISE, WHICH ANY PERSON MIGHT NOW OR SUBSEQUENTLY MAY HAVE, RELATING TO OR ARISING OUT OF THIS AGREEMENT (EXCEPT ANY INDEMNIFICATION LIABILITY OF SELLER, MORIAH PROPERTIES OR THE OTHER MEMBERS UNDER SECTION 6.01(A), OF THIS AGREEMENT OR FOR BREACHES OF THE EXPRESS TERMS OF THIS AGREEMENT BY SELLER, MORIAH PROPERTIES OR THE OTHER MEMBERS), THE LLC AGREEMENT AMENDMENT, THE MERGER AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, EVEN IF CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY SUCH PERSON TO BE INDEMNIFIED, AND PROVIDE ADVANCEMENT OF EXPENSES (INCLUDING ATTORNEYS’ FEES) WITH RESPECT TO EACH OF THE FOREGOING, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW. FOR THE AVOIDANCE OF DOUBT AND NOTWITHSTANDING THE FOREGOING, THE COMPANY, GP LLC AND MLP AND THE PARTNERSHIP ENTITIES DO NOT INDEMNIFY ANY RELEASED PARTY FOR ANY CLAIMS AGAINST SUCH RELEASED PARTY IN SUCH RELEASED PARTY’S CAPACITY AS A DIRECTOR OR OFFICER OF THE COMPANY OR THE PARTNERSHIP ENTITIES OR UNDER THE EXPRESS TERMS OF ANY WRITTEN EMPLOYMENT, CONSULTING OR DIRECTOR AGREEMENT WITH THE COMPANY, GP LLC, MLP OR ANY PARTNERSHIP ENTITY; PROVIDED THAT THIS SENTENCE SHALL NOT LIMIT ANY EXCULPATION FROM LIABILITY, RIGHTS TO INDEMNITY OR OTHER LIMITATIONS ON LIABILITIES OR DUTIES ANY RELEASED PARTY MAY HAVE (WHETHER IN SUCH RELEASED PARTY’S CAPACITY AS A DIRECTOR OR OFFICER OF THE COMPANY OR PARTNERSHIP ENTITIES OR OTHERWISE).

(d) From and after the Effective Date, the Company and its Affiliates shall honor any provision of the organizational documents of any of the Partnership Entities setting forth exculpation from liability, rights to indemnification, or other limitations on liabilities or duties for any of the Partnership Entities or any of their respective officers, managers, advisors, subadvisors, directors, employees, Affiliates, members, partners, equityholders, and agents, and the successors to and permitted assigns of the foregoing (and their respective officers, managers, directors, employees, Affiliates, members, partners, equityholders, agents and successors and permitted assigns).

(e) The rights of any Released Party under this Section 8.17 shall be in addition to any other rights such Released Party may have under the organizational documents of any GP LLC Members, their respective Affiliates, the Company or any Partnership Entities, indemnification or employment agreements with any such person (including as provided under this Agreement or the Merger Agreement) or under applicable Law (including the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the Delaware General Corporation Law). The provisions of this Section 8.17 shall survive the consummation of the transactions contemplated by this Agreement for a period of six years and are expressly intended to benefit, and be enforceable by, each of the Released Parties and their respective heirs and representatives; provided, however, that in the event that any claim or claims for indemnification or advancement set forth in this Section 8.17 are asserted or made within such six-year period, all rights to indemnification and advancement in respect of any such claim or claims will continue until disposition of all such claims. If the Company or any Partnership Entity or any of their respective successors or assigns (i) consolidates with or merges into any other Person or (ii) in one or more series of transactions, directly or indirectly, transfers all or substantially all of its businesses or assets to any Person (whether by consolidation, merger or otherwise), then, in each such case, proper provision shall be made so that such continuing or surviving entity or transferee of such assets or its respective successors and assigns, as the case may be, shall assume the obligations set forth in this Section 8.17.

Section 8.18 Moriah Properties’ Representation; Guaranty, Indemnification and Insurance.

(a) Moriah Properties is a legal entity duly organized, validly existing and in good standing under the applicable Laws of the jurisdiction in which it is formed or organized, as applicable, and has all requisite partnership power and authority necessary to enter into this Agreement, provide its consent as a GP LLC Member to the Corporate Reorganization and to consummate the transactions contemplated by this Agreement, the MIPA and the MIPA Assignment Agreement. The execution, delivery and performance by Moriah Properties of this Agreement, the MIPA and the MIPA Assignment Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by Moriah Properties and its general partner and no other entity action on the part of Moriah Properties or its general partner is necessary to authorize the execution, delivery and performance by Moriah Properties of this Agreement, the MIPA and the MIPA Assignment Agreement and the consummation of the transactions contemplated hereby and thereby. Each of this Agreement, Moriah Properties’ consent as a GP LLC Member to the Corporate Reorganization, the MIPA and the MIPA Assignment Agreement has been duly and validly authorized and has been validly executed and delivered by Moriah Properties and, assuming due authorization, execution and delivery of this Agreement by the other Parties hereto (other than Seller) with respect to this Agreement, constitutes the legal, valid and binding obligations of Moriah Properties enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity. Assuming the accuracy of the representations of the Company, GP LLC and the MLP herein, the execution, delivery and performance by Moriah Properties of this Agreement and the consummation by Moriah Properties of the transactions contemplated hereby will not (a) assuming the authorizations, consents and approvals referred to in Section 4.03 and 4.04 of the Merger Agreement are obtained and the filings referred to in Section 4.04 of the Merger Agreement are made, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any contract to which Moriah Properties is a party or by which Moriah Properties is bound or to which any of the property or assets of Moriah Properties is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of Moriah Properties or (c) assuming the authorizations, consents and approvals referred to in Section 4.03 and 4.04 of the Merger Agreement are obtained and the filings referred to in Section 4.04 of the Merger Agreement are made, violate or will not violate any statute, law, permit or regulation of any court or Governmental Entity or body having jurisdiction over Moriah Properties or the property or assets of Moriah Properties, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement.

(b) Moriah Properties hereby unconditionally and irrevocably guarantees to the Company the performance in full by Seller of the obligations of Seller hereunder, including the obligations of Seller under Article VI. Moriah Properties hereby waives all defenses as a surety including notice, and agrees that its obligations under this Section 8.18 shall not be impaired, diminished or discharged by any extension of time granted by Seller, by any course of dealing between the parties, or by any events or circumstances which might operate to discharge a guarantor. Moriah Properties waives the right to require the Company to first proceed against the Seller with respect to any dispute, controversy, or claim arising out of or related to this Agreement, and agrees that any such dispute, controversy, or claim may be brought directly against Moriah Properties, the Seller, or against any one or both of them.

(c) MORIAH PROPERTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY AGREES TO (AND TO CAUSE ITS SUBSIDIARIES TO) INDEMNIFY, DEFEND AND HOLD HARMLESS EACH OF THE PARTNERSHIP RELEASED PARTIES FROM AND AGAINST ANY PROCEEDING, COST OR EXPENSES (INCLUDING ATTORNEYS’ FEES), JUDGMENTS, FINES, LOSSES, CLAIMS, DEMANDS, DAMAGES, OBLIGATIONS, INTEREST, CAUSES OF ACTION OR LIABILITIES WHATSOEVER AND AMOUNTS PAID IN SETTLEMENT IN CONNECTION WITH ANY ACTUAL OR THREATENED PROCEEDING, WHETHER KNOWN OR UNKNOWN, BOTH IN LAW OR IN EQUITY, WHETHER IN CONTRACT, TORT OR OTHERWISE, WHICH ANY PERSON MIGHT NOW OR SUBSEQUENTLY MAY HAVE, AS A RESULT OF OR ARISING OUT OF A BREACH OF ANY REPRESENTATION OR WARRANTY MADE BY MORIAH PROPERTIES IN SECTION 8.18(A) OR AS A RESULT OF OR ARISING OUT OF THE BREACH OF ANY COVENANT OR AGREEMENT MADE OR TO BE PERFORMED BY MORIAH PROPERTIES PURSUANT TO THIS AGREEMENT, EVEN IF CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY SUCH PERSON TO BE INDEMNIFIED, AND PROVIDE ADVANCEMENT OF EXPENSES (INCLUDING ATTORNEYS’ FEES) WITH RESPECT TO EACH OF THE FOREGOING, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, SUBJECT IN EACH CASE TO THE LIMITATIONS IN SECTION 6.03.

(d) The rights of any Indemnified Party under this Section 8.18 shall be in addition to any other rights such Indemnified Party may have under the organizational documents of any GP LLC Members, their respective Affiliates, the Company or any Partnership Entities, indemnification or employment agreements with any such person (including as provided under this Agreement or the Merger Agreement) or under applicable Law (including the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the Delaware General Corporation Law). The provisions of this Section 8.18 shall survive the consummation of the transactions contemplated by this Agreement for a period of six years and are expressly intended to benefit, and be enforceable by, each of the Indemnified Parties and their respective heirs and representatives; provided, however, that in the event that any claim or claims for indemnification or advancement set forth in this Section 8.18 are asserted or made within such six-year period, all rights to indemnification and advancement in respect of any such claim or claims will continue until disposition of all such claims. If Moriah Properties or any of its successors or assigns (i) consolidates with or merges into any other Person or (ii) in one or more series of transactions, directly or indirectly, transfers all or substantially all of its businesses or assets to any Person (whether by consolidation, merger or otherwise), then, in each such case, proper provision shall be made so that such continuing or surviving entity or transferee of such assets or its respective successors and assigns, as the case may be, shall assume the obligations set forth in this Section 8.18.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the Effective Date.

THE COMPANY:

LEGACY RESERVES INC.

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	President and Chief Financial Officer

THE COMPANY GUARANTORS:

LEGACY RESERVES LP

By: Legacy Reserves GP, LLC, its general partner

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	President and Chief Financial Officer

LEGACY RESERVES GP, LLC

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	President and Chief Financial Officer

SIGNATURE PAGE TO

GP PURCHASE AGREEMENT

SELLER:

LION GP INTERESTS, LLC

By:	/s/ Cary D. Brown
Name:	Cary D. Brown
Title:	Chief Executive Officer

THE SELLER GUARANTOR:

MORIAH PROPERTIES, LTD.

By: Moriah Resources, Inc., its general partner,

By:	/s/ Cary D. Brown
Name:	Cary D. Brown
Title:	Chief Executive Officer

SIGNATURE PAGE TO

GP PURCHASE AGREEMENT

THE OTHER MEMBERS:

BROTHERS PRODUCTION PROPERTIES, LTD.

By:	Brothers Production Company, Inc.,
its general partner

By:	/s/ Kyle A. McGraw
Name:	Kyle A. McGraw
Title:	President

BROTHERS PRODUCTION COMPANY, INC.

By:	/s/ Kyle A. McGraw
Name:	Kyle A. McGraw
Title:	President

BROTHERS OPERATING COMPANY, INC.

By:	/s/ Kyle A. McGraw
Name:	Kyle A. McGraw
Title:	President

J&W MCGRAW PROPERTIES, LTD.

By:	Wanda J. McGraw Management, LLC, its general partner

By:	/s/ Kyle A. McGraw
Name:	Kyle A. McGraw
Title:	President

SIGNATURE PAGE TO

GP PURCHASE AGREEMENT

DAB RESOURCES, LTD.

By:	DAB 1999 Corp., its general partner

By:	/s/ Dale A. Brown
Name:	Dale A. Brown
Title:	President

H2K HOLDINGS, LTD.

By:	H2K Management, LLC,
its general partner

By:	/s/ Paul T. Horne
Name:	Paul T. Horne
Title:	President

SIGNATURE PAGE TO

GP PURCHASE AGREEMENT

EXHIBIT A

FORM OF ASSIGNMENT AGREEMENT

[See attached.]

EXHIBIT A TO

GP PURCHASE AGREEMENT

Exhibit A

FORM OF ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Assignment”) is made and entered into effective as of 12:01 a.m., Houston, Texas time, on [                ], 2018, by and between Legacy Reserves Inc., a Delaware corporation (“Assignee”), and Lion GP Interests, LLC, a Delaware limited liability company (“Assignor”). Capitalized terms used but not defined herein shall have the meaning assigned to such term in the GP Purchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Assignor is a member of and owns all of the limited liability company interests (the “Assigned Interests”) in Legacy Reserves GP, LLC (“GP LLC”);

WHEREAS, pursuant to the GP Purchase Agreement, dated as of March 23, 2018 (the “GP Purchase Agreement”), by and among Assignee, Assignor, Legacy Reserves LP, Legacy Reserves GP, LLC, Moriah Properties, Ltd. and Brothers Production Properties, Ltd., Brothers Production Company, Inc., Brothers Operating Company, Inc., J&W McGraw Properties, Ltd., DAB Resources, Ltd. and H2K Holdings, Ltd., Assignor agreed to transfer, and Assignee has agreed to acquire, all of the Assigned Interests, such that Assignee will become the sole member of GP LLC upon the terms and conditions contained in the GP Purchase Agreement; and

WHEREAS, Assignor desires to effect the sale, assignment, transfer, conveyance and delivery of all of the Assigned Interests to Assignee as set forth above;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto do hereby agree as follows:

1. Assignment. Notwithstanding any provision to the contrary in the Amended and Restated Limited Liability Company Agreement of GP LLC, dated March 15, 2006 (as amended, the “GP LLC Agreement”), Assignor irrevocably and forever SELLS, ASSIGNS, TRANSFERS, CONVEYS AND DELIVERS to Assignee, its successors and assigns, to have and to hold forever, and Assignee PURCHASES, ASSUMES AND ACCEPTS, Assignor’s entire right, title and interest in and to any and all Assigned Interests and any and all income, distributions, value, rights, benefits and privileges associated therewith or deriving therefrom, free and clear of all Liens, other than (a) generally applicable restrictions on transfer that may be imposed by state or federal securities laws and (b) any Liens created by or approved by the Company.

2. Substitution as Member. Notwithstanding any provision to the contrary in the GP LLC Agreement, from and after the Closing, Assignee shall be substituted for Assignor as a member of GP LLC with respect to the Assigned Interests and Assignor shall be withdrawn from GP LLC as a member and cease to have or exercise any right or power as a member of GP LLC or in any regard with respect to the Assigned Interests. The parties hereto agree that the assignment of the Assigned Interests, the admission of Assignee as a substitute member, and the cessation of Assignor as a member of GP LLC shall not dissolve GP LLC and the business of GP LLC shall continue.

EXHIBIT A TO

GP PURCHASE AGREEMENT

3. General Provisions.

(a) Applicable Law; Submission to Jurisdiction; Waiver of Jury Trial. The provisions of Section 8.07 and Section 8.08 to the GP Purchase Agreement (Governing Law; Submission to Jurisdiction; Waiver of Jury Trial) are hereby incorporated into this Assignment by reference, mutatis mutandis.

(b) Counterparts. This Assignment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

(c) Successors and Assigns. Subject to Section 8.10 of the GP Purchase Agreement, this Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(d) Conflict.

(i) This Assignment is made pursuant to, and is subject to the terms of, the GP Purchase Agreement. Notwithstanding anything to the contrary contained in this Assignment, nothing contained herein is intended to or shall be deemed to limit, restrict, modify, alter, amend or otherwise change in any manner the rights and obligations of the parties to the GP Purchase Agreement under the GP Purchase Agreement, and in the event of any conflict between the terms and provisions hereof and the terms and the provisions of the GP Purchase Agreement, the terms and provisions of the GP Purchase Agreement shall control.

(ii) In the event of any conflict between the terms and provisions hereof and the terms and provisions of the GP LLC Agreement, the terms and provisions of this Assignment shall control.

(e) Amendment or Supplement. This Assignment may be amended, modified or supplemented only by written agreement of the parties hereto.

[Signature Pages Follow]

EXHIBIT A TO

GP PURCHASE AGREEMENT

IN WITNESS WHEREOF, this Assignment has been duly executed by each of the parties hereto as of the date and year first above written.

ASSIGNEE:

LEGACY RESERVES INC.

By:
Name:
Title:

SIGNATURE PAGE TO

ASSIGNMENT AGREEMENT

ASSIGNOR:

LION GP INTERESTS, LLC

By:
Name:
Title:

SIGNATURE PAGE TO

ASSIGNMENT AGREEMENT

EXHIBIT B

LLC AGREEMENT AMENDMENT

[See attached.]

EXHIBIT B TO

GP PURCHASE AGREEMENT

Final

THIRD AMENDMENT

TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

LEGACY RESERVES GP, LLC

THIS THIRD AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF LEGACY RESERVES GP, LLC (this “Amendment”) (i) is entered into effective as of March 23, 2018 (the “Effective Date”) by and among Brothers Production Properties, Ltd. (“Brothers Properties”), Brothers Production Company, Inc. (“Brothers Production”), Brothers Operating Company, Inc., (“Brothers Operating”), J&W McGraw Properties, Ltd. (“J&W McGraw”), Moriah Properties, Ltd. (“Moriah”), DAB Resources, Ltd. (“DAB Resources”), and H2K Holdings, Ltd. (“H2K Holdings”; and together with Brothers Properties, Brothers Production, Brothers Operating, J&W McGraw, Moriah and DAB Resources, the “Members” and each, a “Member”) and (ii) has been approved by the unanimous consent of the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors (the “Board”) of Legacy Reserves GP, LLC, a Delaware limited liability company (the “Company”), pursuant to Sections 7.10(d) and 13.5 of the GP LLC Agreement (as defined below).

Reference is made to the Amended and Restated Limited Liability Company Agreement of Legacy Reserves GP, LLC, dated March 15, 2006, as amended by the First Amendment, effective as of December 31, 2009, and as further amended by the Second Amendment, effective as of March 16, 2012 (as so amended, the “GP LLC Agreement”). Unless otherwise defined herein, all capitalized terms used herein shall have the meaning given to them in the GP LLC Agreement.

PREAMBLE

WHEREAS, it is contemplated that Legacy Reserves LP, a Delaware limited partnership (the “Partnership”), the Company and Legacy Reserves Inc., a Delaware corporation (“New Legacy”), will enter into an Agreement and Plan of Merger (the “Merger Agreement”) by which the Partnership will merge with and into Legacy Reserves Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of New Legacy, with the Partnership surviving as a subsidiary of New Legacy (the transactions contemplated by the Merger Agreement, the “Corporate Reorganization”);

WHEREAS, the Members have previously consented to the Corporate Reorganization;

WHEREAS, Section 13.5 of the GP LLC Agreement provides that the GP LLC Agreement may only be amended by a written instrument executed by the Members (except in the case of amendments to the provisions contained in Article VII that are subject to the restrictions on amendment contained in such Article);

WHEREAS, Section 7.10(d) of the GP LLC Agreement requires Special Approval (as defined in the GP LLC Agreement) as a condition to amending Section 7.10(c) of the GP LLC Agreement; and

WHEREAS, the Conflicts Committee, pursuant to the authority granted to the Conflicts Committee by the Board in accordance with the GP LLC Agreement, has approved this Amendment, such approval constituting Special Approval of this Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto amend the GP LLC Agreement as follows:

AMENDMENTS

1.	Section 7.10(c)(ii). Section 7.10(c)(ii) shall be amended by deleting subclause (6) in its entirety and replacing it with “(6) dissolve (to the fullest extent permitted by law) or liquidate”.

2.	Effect on GP LLC Agreement. Except as amended hereby, the GP LLC Agreement shall be and remain in full force and effect and this Amendment shall become a part of the GP LLC Agreement.

3.	Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

4.	Governing Law. This Amendment shall be governed by and shall be construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rules or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the Effective Date.

MEMBERS

BROTHERS PRODUCTION PROPERTIES, LTD.

By:	Brothers Production Company, Inc., its general partner

By:
Name:	Kyle A. McGraw
Title:	President

BROTHERS PRODUCTION COMPANY, INC.

By:
Name:	Kyle A. McGraw
Title:	President

BROTHERS OPERATING COMPANY, INC.

By:
Name:	Kyle A. McGraw
Title:	President

J&W MCGRAW PROPERTIES, LTD.

By:	Wanda J. McGraw Management, LLC, its general partner

By:
Name:	Kyle A. McGraw
Title:	Vice President

SIGNATURE PAGE TO

LLC AGREEMENT AMENDMENT

MORIAH PROPERTIES, LTD.

By:	Moriah Resources, Inc., its general partner

By:
Name:	Cary D. Brown
Title:	Vice President

SIGNATURE PAGE TO

LLC AGREEMENT AMENDMENT

DAB RESOURCES, LTD.

By:	DAB 1999 Corp., its general partner

By:
Name:	Dale A. Brown
Title:	President

SIGNATURE PAGE TO

LLC AGREEMENT AMENDMENT

H2K HOLDINGS, LTD.

By:	H2K Management, LLC, its general partner

By:
Name:	Paul T. Horne
Title:	President

SIGNATURE PAGE TO

LLC AGREEMENT AMENDMENT

EXHIBIT C

EXHIBIT A TO THE LLC AGREEMENT AS OF THE EFFECTIVE DATE

MEMBER	PERCENTAGE INTEREST
Moriah Properties, Ltd.	57.87%
DAB Resources, Ltd.	5.20%
Brothers Production Properties, Ltd.	29.26%
Brothers Production Company, Inc.	1.56%
Brothers Operating Company, Inc.	0.26%
J&W McGraw Properties, Ltd.	5.33%
H2K Holdings, Ltd.	0.52%

EXHIBIT C TO

GP PURCHASE AGREEMENT